UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2012

AGR Tools, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52043	98-0480810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Fairmont Street, Suite 501
Dallas, TX 75219
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  214-613-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to Form 8-K (the "Amendment") is to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on May 30, 2012  (the "Initial Filing").

This Amendment amends and restates the Initial Filing.

Unless otherwise specifically stated, the disclosures provided in this document speak as of the date of the Initial Filing and have not been update with more current information. This Amendment should be read in conjunction with the Company's other filings made with the SEC subsequent to the date of the Initial Filing.

Item 1.01 Entry Into a Material Definitive Agreement

(a)           (1)           AGR Tools, Inc. (the “Company”) executed a letter of intent on May 29, 2012 to enter into a material definitive agreement (“Agreement”) with Consolidated Oil And Gas Corporation, a Kentucky corporation (“COGC”).  Other than with respect to the potential Agreement, there is not currently nor has there ever been a material relationship between the Company and COGC.

(2)           The Agreement shall be for the Company to issue Five Million (5,000,000) restricted shares of its common stock to COGC in exchange for an Eighty Percent (80%) interest in the oil and gas lease known as the Paul Lease, which is for Seven Hundred (700) acres in Overton County, Tennessee.  The Paul Lease has Twenty (20) bores that were drilled for the purpose of oil and gas exploration and the Company’s management has plans to drill and complete up to Ten (10) additional new wells on the land.

Item 9.01                      Financial Statements and Exhibits

n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGR TOOLS, Inc.

Date: June 12, 2012	By:	/s/ Vern Wilson
Name: Vern Wilson
Title: Chief Executive Officer, Secretary, Treasurer